Exhibit 1.1

Execution Version

10,000,000 Shares

BOOZ ALLEN HAMILTON HOLDING CORPORATION

SECONDARY OFFERING OF

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

(the “Agreement”)

May 28, 2014

May 28, 2014

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

Ladies and Gentlemen:

Explorer Coinvest LLC (the “Selling Shareholder”), a shareholder of Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), proposes to sell to Citigroup Global Markets Inc. and Barclays Capital Inc. (each an “Underwriter” and collectively, the “Underwriters”) an aggregate of 10,000,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”). The shares of Class A Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-190925) covering the registration of the sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. The base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Basic Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”). The Basic Prospectus, any preliminary prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).

As used in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Time of Sale” means 4:45 p.m., New York City time, on May 28, 2014 or such other time as agreed by the Selling Shareholder and the Underwriters.

“Time of Sale Prospectus” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Time of Sale, the Basic Prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Time of Sale and the information included on Schedule II hereto, all considered together.

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All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be, prior to the Time of Sale; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be, at or after the Time of Sale.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of the Basic Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Basic Prospectus (filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the Securities Act Regulations and the Basic Prospectus and the Prospectus delivered by the Company to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).

(b) Neither the Registration Statement nor any amendment thereto, at its effective date or at the Closing Date (as defined in Section 5), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At of the Time of Sale, neither (A) the Time of Sale Prospectus nor (B)

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any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus (or any amendments or supplements thereto) based upon and in conformity with written information furnished to the Company by either Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by either Underwriter consists of the information described as such in Section 10(c) hereof.

(c) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

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(d) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Time of Sale, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus.

(g) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

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(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the sale of Shares by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable.

(k) The Shares to be sold by the Selling Shareholder have been duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate or breach: (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company, as amended and restated as of the date hereof; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iv) any applicable judgment, order or decree of any federal, state, local, international or foreign governmental authority, or any court, administrative or regulatory agency or commission or other governmental authority (each a “Governmental Entity”), having jurisdiction over the Company or any of its subsidiaries, except with respect to clauses (i), (iii) and (iv), for any such violation or breach which would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any such Governmental Entity is required for the performance by the Company of its obligations under this Agreement, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under securities or Blue Sky laws of the various states or foreign countries in connection with the sale of the Shares by the Selling Shareholder, (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made as of the Time of Sale and (iii) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not require with respect to the Company or any subsidiary of the Company any license, consent, approval, action, order, authorization, or permit of, or registration, declaration or filing with, any Governmental Entity, including the (i) National Industrial Security Program Operating Manual notification requirements; (ii) notice requirements under International Traffic in Arms Regulations and other export control laws of the United States; and (iii) notification requirements in accordance with the Cost Accounting Standards (as defined in the Federal Acquisition Regulations, 48 CFR Chapter 99), except those that have been obtained or where the failure to obtain such license, consent, approval, action, order, authorization or permit of, or registration, declaration or filing would not have Material Adverse Effect.

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(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings disclosed in the Time of Sale Prospectus and the Prospectus or proceedings that would not have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus.

(p) Any preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.

(q) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, in each case, other than as disclosed in the Time of Sale Prospectus and the Prospectus.

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(t) Neither the Company, any of its subsidiaries nor any director or executive officer thereof, nor any affiliates of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has made any unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and, to the Company’s knowledge after due inquiry, the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and, to the Company’s knowledge after due inquiry, the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) The Company represents that neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) except to the extent permitted by OFAC. The Company represents and covenants that for the past five years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its

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outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries do not own any real property and the Company and its subsidiaries have valid title to all personal property owned by them, in each case, that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such liens, encumbrances and defects that would not have a Material Adverse Effect; and, except as disclosed in the Time of Sale Prospectus and the Prospectus, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditor’s rights and general equitable principles (whether considered in a proceeding in equity or at law).

(y) The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where lack of ownership or possession of such rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent except where such dispute would not have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its contractors or subcontractors that would have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes in good faith to be prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except where such failure to renew or obtain similar coverage would not have a Material Adverse Effect.

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(bb) The Company and its subsidiaries possess all certificates, authorizations, permits and facility clearances and their personnel has security clearances issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their businesses except where failure to obtain such certificates, authorizations, permits and clearances would not reasonable be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, permit or clearance which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (including any corrective actions with regard to significant deficiencies and material weaknesses). There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and it subsidiaries in the reports the Company files or submits under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

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(ff) Except as described in the Registration Statement, the Company has not sold, issued or distributed any of its equity securities or any other securities convertible into or exercisable or exchangeable for its equity securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which if determined adversely to the Company or its subsidiaries would have a Material Adverse Effect.

(hh) The statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ii) The statements made under the caption “Description of Capital Stock” in the Time of Sale Prospectus, under the captions “Part I—Item 1—Business—Regulatory,” “Part I—Item 1A—Risk Factors” and “Part I—Item 3—Legal Proceedings,” each as included in the Company’s Annual Report on 10-K for the year ended March 31, 2014, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(jj) Each pension, profit sharing, welfare plan and other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; and none of the Company or any subsidiary has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any Plan; except in each case, as would not have a Material Adverse Effect.

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(kk) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries included in the Time of Sale Prospectus, whose report is incorporated by reference into the Time of Sale Prospectus and who have delivered the initial letter referred to in Section 6(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereof. The Company’s Audit Committee has concluded, after due inquiry with Ernst & Young LLP and upon consultation with legal counsel, that Ernst & Young LLP’s objectivity and impartiality of judgment has not been impaired with respect to Ernst & Young LLP’s audit engagement as the Company’s independent public accountants as required by the Securities Act and the rules and regulations thereof. These circumstances and conclusions were reviewed with the Staff of the Office of the Chief Accountant of the Commission, which did not disagree with such conclusion.

(ll) Except as identified in the Time of Sale Prospectus and the Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could reasonably be expected to materially adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries.

(mm) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(nn) The Shares are listed for trading on The New York Stock Exchange.

(oo) The historical financial statements (including the related notes and supporting schedules) incorporated by reference into the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis at the dates and for the periods indicated and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved.

(pp) As of March 31, 2014, the Company’s total backlog was $9.8 billion, consisting of funded backlog, unfunded backlog and priced options of $2.3 billion, $2.3 billion and $5.2 billion, respectively, in each case, in millions and relating to the Company’s United States Government contracting business and calculated in a manner consistent with past practice and the Company’s policies and procedures (except with respect to priced options for Booz Allen Hamilton Engineering Services, LLC (“BES”) which were calculated in a manner consistent with the past practices of BES before the

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Company’s acquisition of BES). All contracts, task orders and options reflected in such total backlog amount were entered into in the ordinary course of business, consistent with past practice.

(qq) Other than in connection with this Agreement, there is no investment banker, financial advisor, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any its subsidiaries which might be entitled to any fee or commission from the transactions contemplated hereby.

(rr) Except as disclosed in the Time of Sale Prospectus, as of the date of this Agreement, neither the Company nor any of its subsidiaries is party to any contract containing covenants that would limit in any material respect the ability of the Company or any of its subsidiaries to (i) engage in any line of business or (ii) compete with any person in any market or line of business.

(ss) Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, there is no outstanding allegation of improper or illegal activities arising from any government audit or non-audit review, including without limitation, by the Defense Contract Audit Agency, of the Company or any of its subsidiaries or work performed by the Company or any of its subsidiaries that would have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, there are no pending civil or criminal penalties or administrative sanctions arising from a government audit or non-audit review of the Company or any of its subsidiaries or work performed by the Company or any of its subsidiaries, including, but not limited to, termination of contracts, forfeiture of profits, suspension of payments, fines, or suspension or debarment from doing business with any the United States Government or any agency thereof that would have a Material Adverse Effect.

(tt) The Company’s cost accounting system complies with the Cost Accounting Standards (as defined in the Federal Acquisition Regulations, 48 C.F.R. Chapter 99) and, during the past three years, its bids and proposals for government contracts have complied with the Truth in Negotiations Act (as codified at 10 U.S.C. § 2306a and 41 U.S.C. 254b), in each case, except as would not have a Material Adverse Effect.

(uu) The Company’s Public Float is (i) at least $150 million; or (ii) $100 million and its Class A Common Stock has an annual trading volume of at least three million shares. The Company has (A) filed all the materials required to be filed pursuant to the Exchange Act for a period of at least 36 calendar months; and (B) filed in a timely manner all reports required to be filed during the past 12 calendar months and, in each case, any portion of a month immediately preceding such dates. As used herein the term (a) “Public Float” means the aggregate market value of the Company’s voting and non-voting common equity held by non-affiliates calculated in accordance with Instruction 2 to General Instruction B of Form S-3; and (b) “annual trading volume” means the number of shares of Class A Common Stock traded on the New York Stock Exchange during a recurring 12-month period culminating within 60 days of the date hereof. The

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Company’s Class A Common Stock has an ADTV value of at least $1.0 million. As used herein the term “ADTV” shall have the meaning ascribed to it in Rule 100 of Regulation M.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Shareholder, (ii) nor will such action result in any violation of (A) the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties; except in the case of clause (i) or clause (ii)(B), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Selling Shareholder‘s obligations hereunder and thereunder.

(c) The Selling Shareholder has, and on the Closing Date will have, good title to the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a valid security entitlement in respect of such Shares.

(d) Upon payment of the purchase price for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters, (assuming that any such Underwriter does not have any “adverse claim” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) (i) under Section 8-501 of the UCC, each Underwriter

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will acquire a valid “security entitlement” in respect of such Shares and (ii) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against either Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (C) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC, (D) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(e) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any equity security, or any securities convertible into or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company.

(f) No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act and the Securities Act Regulations, the rules of the New York Stock Exchange or state securities laws.

(g) Other than as set forth on Schedule II hereto, the Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus, and has not distributed any written materials in connection with the offer or sale of the Shares.

(h) With the exception of Avalon Wealth Management, LLC, Duff & Phelps, Sandler O’Neil + Partners, L.P., TCW Funds Distributors, TCG Securities, LLC and certain limited partners invested in funds affiliated with the Carlyle Group, neither the Selling Shareholder nor, to the Selling Shareholder’s knowledge, any of its affiliates

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directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of the Financial Industry Regulatory Authority (“FINRA”) or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(i) In respect of any statements in or omissions from the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion therein, the Selling Shareholder hereby makes the same representations and warranties with respect to such information as the Company makes under paragraph 1(b) hereof, it being understood and agreed that such information consists only of its name and any information relating to its holdings of the Company’s common stock (including for the avoidance of doubt the information set forth in the table and footnotes thereto (except for percentages) in “Selling Stockholder”) as set forth in the Time of Sale Prospectus and the Prospectus (collectively, the “Selling Shareholder Information”).

(j) The Selling Shareholder will deliver to the Underwriters prior to or at the Time of Sale a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to Section 6 hereof shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

3. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $23.07 a share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

The Company hereby agrees that, without the prior written consent of each Underwriter, which consent shall not be unreasonably withheld, it will not, during the period ending 60 days after the date of the Prospectus (the “60 day restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such

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transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities or exercise of options or warrants outstanding as of the date of this Agreement or (c) issuances pursuant to the Company’s and its subsidiaries’ employee stock incentive or other benefit plans existing on the date of this Agreement, in each of case (b) and (c), as disclosed in the Registration Statement. Notwithstanding the foregoing, if (1) either Underwriter is unable to publish or distribute research reports on the Company pursuant to Rule 139 under the Securities Act and/or Rule 2711 of the National Association of Securities Dealers, and (2)(a) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless such extension is waived in writing by each Underwriter. The Company shall promptly notify the Underwriters of any earnings release, material news or material event that may give rise to an extension of the 60-day restricted period.

The Selling Shareholder hereby confirms that prior to executing this Agreement it has executed and delivered to the Underwriters a “lock-up agreement” in substantially the form of Exhibit D hereto.

4. Terms of Public Offering. The Selling Shareholder is advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriters’ judgment is advisable. The Selling Shareholder is further advised by each Underwriter that such Underwriter intends to offer for sale the Shares from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by such Underwriter and subject to such Underwriter’s right to reject any order in whole or in part.

5. Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters through the facilities of DTC at 10:00 a.m., New York City time, on June 3, 2014, or at such other time on the same or such other date as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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The Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than two full business days prior to the Closing Date. The Shares shall be delivered to the Underwriters on the Closing Date for the respective accounts of the several Underwriters.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Underwriters’ judgment, is material and adverse and makes it, in the Underwriters’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate of the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company and the Selling Shareholder, dated the Closing Date, in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively.

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(d) The Underwriters shall have received on the Closing Date an opinion of Nancy Laben, General Counsel of the Company, dated the Closing Date, in the form attached hereto as Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Underwriters and the Selling Shareholder, the executive officers and directors of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Underwriters shall have received on the date hereof, and on the Closing Date, a certificate addressed to the Underwriters and as of such dates, of Samuel R. Strickland, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, covering certain financial and accounting information in the Time of Sale Prospectus, substantially in the form attached hereto as Exhibit D.

(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge after due inquiry, threatened by the Commission; the Prospectus and each free writing prospectus required to be filed by the Company by Rule 433 under the Securities Act shall have been timely filed with the Commission under the Securities Act (in the case of a free writing prospectus to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(c) hereof; and all requests by the Commission for additional information shall have been complied with to the Underwriters’ reasonable satisfaction.

(j) The representations and warranties of each of the Company and Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that each of the Company and Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

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7. Covenants of the Company and the Selling Shareholder. The Company and the Selling Shareholder, as applicable, covenants with each Underwriter as follows:

(a) The Company will furnish to the Underwriters in New York City, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and will deliver to the Underwriters during the period mentioned in Section 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c) The Company will furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d) Each of the Company and the Selling Shareholder agrees that, unless it obtains the prior written consent of each Underwriter, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. Each of the Company and the Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company, subject to Section 3(f), will comply with the requirements of Rule 430B, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall

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become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will affect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(f) The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, including with respect to filing all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or

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supplement the Time of Sale Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters prompt notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations prior to the Time of Sale; the Company will give the Underwriters notice of its intention to make any such filing from the Time of Sale to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and

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in connection with the Blue Sky or Legal Investment memorandum not to exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange and other applicable national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to any investor presentations undertaken in connection with the marketing of the offering of the Shares, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

The Selling Shareholder covenants that it will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for the Selling Shareholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder.

It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provision of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referenced to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

10. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be part thereof pursuant to Rule 430B), any

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preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto (including any information deemed to be part thereof pursuant to Rule 430B), the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (take together with the Time of Sale Prospectus), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with written information furnished to the Company by each Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by either Underwriter consists of the information described as such in Section 9(c) hereof.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be part thereof pursuant to Rule 430B), any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto (including any information deemed to be part thereof pursuant to Rule 430B), the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Shareholder Information. The liability of the Selling Shareholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by the Selling Shareholder and (ii) the per share net proceeds to the Selling Shareholder as set forth in the Prospectus.

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(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be part thereof pursuant to Rule 430B), any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amended or thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto (including any information deemed to be part thereof pursuant to Rule 430B), the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (take together with the Time of Sale Prospectus), the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and inconformity with written information furnished to the Company by either Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by either Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriters: (i) concession figure appearing in the first sentence of the fourth paragraph under the caption “Underwriting,” (ii) the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting” relating to stabilization transactions and (iii) the information in the fourteenth paragraph under the caption “Underwriting” relating to electronic offer, sale and distribution of shares.”

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party

25

to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 of the Securities Act; (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by the Selling Shareholder and (ii) the per share net proceeds to the Selling Shareholder as set forth in the Prospectus.

(f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No

27

person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling an Underwriter or any affiliate of either Underwriter, the Company, its officers or directors, or any person controlling the Company or the Selling Shareholder or any person controlling the Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdictions shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriters’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company and/or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company and/or Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholder and the Company will be joint and severally liable to reimburse the Underwriters, or such Underwriter as has terminated this Agreement, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

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13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the care of Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, with a copy to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; if to the Company shall be delivered, mailed or sent to 8283 Greensboro Drive, McLean, Virginia 22102, Attention: Chief Financial Officer and with copies to 8283 Greensboro Drive, McLean, Virginia 22102, Attention: Deputy General Counsel and Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention: Matthew Kaplan; and if to the Selling Shareholder shall be delivered, mailed or sent to The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004, Facsimile: (202) 347-9250, Attention: Ian Fujiyama, 1001 Pennsylvania Ave. NW, Washington, D.C., 20004, with copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention: Matthew Kaplan.

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Very truly yours,

BOOZ ALLEN HAMILTON HOLDING CORPORATION

By:	/s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXPLORER COINVEST LLC

By:	Explorer Manager, L.L.C., its Manager

By:	/s/ Jeremy W. Anderson
Name: Jeremy W. Anderson
Title: Authorized Person

Accepted as of the date hereof by:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Shawn Munday
Name: Shawn Munday
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Schedule I

Underwriters	Number of Shares To Be Purchased
Citigroup Global Markets Inc.	5,000,000
Barclays Capital Inc.	5,000,000

Total:	10,000,000

Schedule II

1.	Free Writing Prospectus, dated May 28, 2014.

2.	Public Offering Price per Share—Variable

Schedule III

PERSONS DELIVERING LOCK-UP AGREEMENTS

1.	Horacio Rozanski

2.	Ralph W. Shrader

3.	Samuel Strickland

4.	Pete Clare

5.	Ian Fujiyama

6.	Allan Holt

7.	Kevin Cook

8.	Explorer Coinvest LLC

EXHIBIT A-1

OPINION OF DEBEVOISE & PLIMPTON LLP

[—], 2014

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

Booz Allen Hamilton Holding Corporation

Ladies and Gentlemen:

We have acted as special counsel to Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), in connection with the sale today by Explorer Coinvest LLC (the “Selling Stockholder”) of (i) 10,000,000 shares (the “Securities”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated May 28, 2014, (the “Underwriting Agreement”), among the Company, the Selling Stockholder and each of you, as underwriters (collectively, the “Underwriters”). We are delivering this letter to you pursuant to Section 6(c) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as currently in effect. The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or financial condition of the Company and its subsidiaries taken as a whole. The term “1940 Act” means the Investment Company Act of 1940, as amended. The term “Time of Sale Prospectus” means the base prospectus, dated August 30, 2013 (the “Base Prospectus”), filed as part of the Company’s registration statement on Form S-3 (Registration No. 333-190925), as supplemented by, and together with, the prospectus supplement, dated May 28, 2014, relating to the Securities, in the form filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term “Prospectus” means the Base Prospectus, as supplemented by, and together with, the prospectus supplement, dated May 28, 2014, relating to the Securities, in the form filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.	The Company (a) is validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

2.	The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

4.	The authorized capital stock of the Company is as stated in the Time of Sale Prospectus and the Prospectus under the heading “Description of Capital Stock.”

5.	The Securities being sold to the Underwriters today have been duly authorized and are validly issued, fully paid and non-assessable.

6.	The statements in the Time of Sale Prospectus and the Prospectus under the heading “Description of Capital Stock—Common Stock,” insofar as such statements purport to summarize certain terms of the Common Stock, are accurate in all material respects.

A-1-2

7.	No consent or authorization of, approval by, notice to or filing with any United States Federal, New York State or (insofar as the DGCL is concerned) Delaware governmental authority is required under United States Federal, New York State or the DGCL to be obtained or made on or prior to the date hereof by the Company for the execution and delivery by the Company of the Underwriting Agreement, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect; provided that we express no opinion in this paragraph 7 with respect to United States Federal or state securities laws.

8.	The execution and delivery by the Company of the Underwriting Agreement did not violate (a) the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated By-Laws, (b) to our knowledge, any United States Federal or New York State law, rule or regulation known to us to be applicable to the Company or the DGCL, (c) any existing judgment, order or decree known to us of any United States Federal, New York State or (insofar as the DGCL is concerned) Delaware court or other governmental authority known by us to be binding upon the Company, or (d) any contract listed in Schedule A hereto to which the Company is a party; except, in the case of clauses (b), (c) and (d), for such violations that to our knowledge would not have a Material Adverse Effect; provided that we express no opinion in this paragraph 8 with respect to United States Federal or state securities laws.

9.	The Company is not and, on the date hereof after giving effect to the offering and sale of the Securities by the Selling Stockholder in the manner contemplated by the Underwriting Agreement and the Prospectus, will not be, required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

10.	Subject to the assumptions, qualifications and limitations set forth in the Prospectus, the statements of United States Federal income tax law under the heading “Material U.S. Federal Tax Considerations for Non-U.S. Holders” in the Prospectus, as they relate to the Securities, are accurate in all material respects.

11.	The sale today by the Selling Stockholder of the Securities in accordance with the terms of the Underwriting Agreement will not violate the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws.

A-1-3

In rendering the opinion in paragraph 8, we do not express any opinion as any computation of any financial ratio, covenant or measurement under any contract listed in Schedule A hereto, or as to compliance with any financial ratio, covenant or measurement contained in any contract listed in Schedule A hereto.

For purposes of the opinion set forth in paragraph 8 as to any judgment, order or decree referred to therein, we have only endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company whether such services involved substantive attention in the form of legal representation concerning any judgment, order or decree of the nature referred to in such paragraph 8. We have not made any other review, search or investigation, whether of any public files or records or otherwise, with respect to such opinion.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

A-1-4

Annex A

1.	Credit Agreement, dated as of July 31, 2012, by and among Booz Allen Hamilton Inc., as the Borrower (the “Borrower”), the several lenders from time to time parties thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”) and Issuing Lender, as amended by the First Amendment to the Credit Agreement, dated as of August 16, 2013 (the “First Amendment”), by and among the Borrower, the several lenders party thereto, the Administrative Agent, the Collateral Agent and the guarantors party thereto.

2.	Guarantee and Collateral Agreement, dated as of July 31, 2012, among Booz Allen Hamilton Investor Corporation, the Borrower, the subsidiaries of the Borrower party thereto as guarantors, and the Collateral Agent, as amended by the First Amendment.

3.	Amended and Restated Stockholders Agreement, dated as of November 8, 2010, among Booz Allen Hamilton Holding Corporation, Explorer Coinvest LLC and each individual stockholder that as of the date hereof is party to the Stockholders Agreement, dated as of July 30, 2008, among Booz Allen Hamilton Holding Corporation and certain of its stockholders, together with any waivers obtained thereunder as of the date hereof.

A-1-5

EXHIBIT A-2

NEGATIVE ASSURANCE LETTER OF DEBEVOISE & PLIMPTON LLP

[—], 2014

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

Booz Allen Hamilton Holding Corporation

Ladies and Gentlemen:

We have acted as special counsel to Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), in connection with the sale today by Explorer Coinvest LLC (the “Selling Stockholder”) of (i) 10,000,000 shares (the “Securities”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated May 28, 2014, (the “Underwriting Agreement”), among the Company, the Selling Stockholder and each of you, as underwriters (collectively, the “Underwriters”). We are delivering this letter to you pursuant to Section 6(c) of the Underwriting Agreement.

In so acting, we have reviewed the registration statement on Form S-3 (Registration No. 333-190925), of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Time of Sale Information (as defined below) and the prospectus supplement, dated May 28, 2014 (the “Prospectus Supplement”), relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. As used herein, the term “Registration Statement” means such registration statement, as amended, on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriters (which for purposes hereof, is May 28, 2014 (the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date. The term “Base Prospectus” means the base prospectus dated May 28, 2014, filed as part of the Registration Statement originally filed with the SEC on August 30, 2013, as amended by Amendment No. 1 to the Registration Statement on May 28, 2014. The term “Prospectus Supplement” means the prospectus supplement, dated May 28, 2014, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. The term “Free Writing Prospectus” means the free writing prospectus, dated May 28, 2014, as filed by the Company with the Commission on May 28, 2014, pursuant to Rule 433 under the Securities Act. The term “Time of Sale Information” means, collectively, the Base Prospectus, the Prospectus Supplement, the Free Writing Prospectus, the price to the public and the number of Securities on the cover page of the Prospectus Supplement. The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the Prospectus Supplement. Any reference herein to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company and its internal counsel, the Underwriters and their counsel and representatives of the Company’s independent accountants. We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference in any of the foregoing, and have made no independent check or verification thereof. We have assumed the accuracy of the representations and warranties of the Company set forth in Section 1(d) of the Underwriting Agreement as to its status as a “well known seasoned issuer” as defined in Rule 405 under the 1933 Act.

On the basis of the foregoing, we advise you as follows:

(i) The Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder; except that we express no view as to (a) the documents incorporated by reference in the Registration Statement or the Prospectus; (b) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus; (c) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report thereon contained in the Registration Statement or the Prospectus; or (d) Regulation S-T.

(ii) No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated

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therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of 4:45 p.m. New York City time on May 28, 2014, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to (1) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus; or (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report thereon contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(iii) The Registration Statement became effective upon filing under the 1933 Act, and, based exclusively on the telephone advice of the staff of the SEC and the notice of effectiveness of the Registration Statement posted on the SEC’s EDGAR database, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose are pending before the SEC.

This letter is solely for your benefit and, without our prior written consent, neither our beliefs nor this letter may be disclosed to or relied upon by any other person. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

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EXHIBIT A-3

OPINION OF DEBEVOISE & PLIMPTON LLP AS SELLING

SHAREHOLDER COUNSEL

[—], 2014

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

Booz Allen Hamilton Holding Corporation

Ladies and Gentlemen:

We have acted as special counsel to Explorer Coinvest LLC, a Delaware limited liability company (the “Selling Stockholder”), in connection with the sale by the Selling Stockholder on this day of 10,000,000 shares (the “Securities”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Booz Allen Hamilton Holding Corporation (the “Company”), pursuant to the Underwriting Agreement, dated May 28, 2014, (the “Underwriting Agreement”), among the Company, the Selling Stockholder and each of you, as underwriters (collectively, the “Underwriters”). We are delivering this letter to you pursuant to Section 6(c) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “Applicable Laws” means the Federal laws of the United States, the laws of the State of New York and the statutory provisions of the Delaware Limited Liability Company Act, excluding other Delaware law (including common law), in each case as currently in effect, that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States Federal or state securities laws, antifraud laws, fraudulent conveyance or transfer laws and tax laws) without regard to the particular nature of the business conducted by the Selling Stockholder and without our having made any review, search or investigation as to the applicability of any specific law, rule or regulation applicable to the Selling Stockholder. “Governmental Approval” means any consent or authorization of, approval by, notice to or filing with, any United States Federal or New York State court or governmental authority having jurisdiction over the Selling Stockholder under any Applicable Law to be obtained or made by the Selling Stockholder pursuant to any Applicable Law, other than those consents, authorizations, approvals, notices and filings that, if not made, obtained or done, would not to our knowledge have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Selling Stockholder and such other instruments and certificates of public officials, officers and representatives of the Selling Stockholder and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Selling Stockholder and others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of all parties (other than the Selling Stockholder and the Company) to enter into and perform their respective obligations under the Underwriting Agreement, (vi) that each of the certificate of limited liability company and the limited liability company agreement (collectively, the “Governing Documents”) of the Selling Stockholder is (A) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (B) in full force and effect and (C) the entire agreement of the parties pertaining to the subject matter thereof, (vii) except to the extent expressly set forth in paragraph 2 below and our opinion in respect of the Company dated as of the date hereof, the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto and the validity and binding effect thereof on such parties, (viii) that all parties (other than with respect to the Selling Stockholder to the extent, if any, expressly set forth in the opinions set forth below) to the Underwriting Agreement are duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization and that all parties to the Underwriting Agreement have complied with all aspects of applicable laws of all jurisdictions in connection with the transactions contemplated by the Underwriting Agreement, (ix) the enforceability of the Underwriting Agreement against all respective parties thereto and (x) that the jurisdiction of The

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Depository Trust Company, as securities intermediary (“DTC”), for purposes of Article 8 of the UCC, is the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Selling Stockholder has the limited liability company power and authority to execute and deliver and perform its obligations under the Underwriting Agreement.

2. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder to the extent (if any) that execution and delivery thereof by or on behalf of such Selling Stockholder is governed by the laws of the State of New York.

3. The execution and delivery by the Selling Stockholder of the Underwriting Agreement did not, and the sale today by the Selling Stockholder of the Securities in accordance with the terms of the Underwriting Agreement will not, violate (i) its Governing Documents, (ii) the Amended and Restated Stockholders Agreement, dated as of November 8, 2010, among Booz Allen Hamilton Holding Corporation, Explorer Coinvest LLC and each individual stockholder that as of the date hereof is party to the Stockholders Agreement, dated as of July 30, 2008, among Booz Allen Hamilton Holding Corporation and certain of its stockholders, together with any waivers obtained thereunder as of the date hereof or (iii) to our knowledge, any Applicable Law, except in the case of clause (iii) for such violations that would not to our knowledge have a Material Adverse Effect.

4. No Governmental Approval is required to be obtained or made on or prior to the date hereof for the execution and delivery by the Selling Stockholder of the Underwriting Agreement or the sale today by the Selling Stockholder of the Securities in accordance with the terms of the Underwriting Agreement.

5. Assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice (within the meaning of Section 8-105 of the UCC) of an adverse claim (as defined in Section 8-102(a)(1) of the UCC), each Underwriter has purchased the Securities delivered on the date hereof to DTC by making payment therefor as provided in the Underwriting Agreement and such Underwriter has had the

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Securities credited to the securities account or accounts of such Underwriter maintained with DTC in accordance with Section 8-501 of the UCC, the Underwriter will have acquired a security entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such security entitlement. The opinions expressed in this paragraph 5 are limited to the effect of Article 8 of the UCC.

We express no opinion as to the laws of any jurisdiction other than the Applicable Laws.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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EXHIBIT B

OPINION OF GENERAL COUNSEL

[—], 2014

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

Booz Allen Hamilton Holding Corporation

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the sale today by Explorer Coinvest LLC, a Delaware limited liability company (the “Selling Stockholder”), of 10,000,000 shares (the “Securities”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated May 28, 2014, (the “Underwriting Agreement”), among the Company, each of you, as underwriters, and the Selling Stockholder. I am delivering this letter to you pursuant to Section 6(d) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as currently in effect. The term “Time of Sale Prospectus” means the base prospectus, dated August 30, 2013, relating to the Company’s registration statement on Form S-3 (Registration No. 333-190925) (the “Registration Statement”) and the free writing prospectus, dated May 28, 2014, as filed by the Company with the Commission on May 28, 2014, pursuant to Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”) (the “Free Writing Prospectus”). The term “Prospectus” means the base prospectus, dated August 30, 2013, relating to the Registration Statement, as supplemented by, and together with, the prospectus supplement, dated May 28, 2014, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the Securities Act.

In rendering the opinions expressed below, I, or lawyers on the legal staff of the Company or its subsidiaries working under my supervision, have (a) examined and relied on the originals, or copies certified or otherwise identified to my or their satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and others as I have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and others delivered to me and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) made such investigations of law as I have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to me as originals, (ii) the genuineness of all signatures on all documents that I examined, (iii) the conformity to authentic originals and completeness of documents submitted to me as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents and (v) with respect to the opinion set forth in paragraph (3) below, that the consideration required by the board of directors of each of the Company’s subsidiaries authorizing the issuance of all of the issued shares of capital stock of each such subsidiary has been received by such subsidiaries.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, I am of the opinion that:

4.	Based solely on certificates from public officials, Booz Allen Hamilton Inc. (a) is validly existing and in good standing under the laws of the State of Delaware and (b) is qualified to do business in the states listed on Schedule A hereto.

5.	Based solely on certificates from public officials, each of ASE, Inc., Booz Allen Hamilton International, Inc. and Booz Allen Hamilton Engineering Holding Co., LLC is validly existing and in good standing under the laws of the State of Delaware.

6.	Based solely upon a review as of the date hereof of certificates representing the outstanding capital stock of, and transfer records for, the Company’s subsidiaries, all of the outstanding shares of capital stock of the Company’s subsidiaries were owned of record on that date by the Company or a subsidiary of the Company, and were validly issued, fully paid and non-assessable and not subject to preemptive rights arising under the DGCL or their certificate of incorporation or by-laws.

7.	To my knowledge, except as described in the Time of Sale Prospectus and the Prospectus, the Company is not subject to any legal, administrative or judicial proceeding in the United States of America required to be described in the Time of Sale Prospectus and the Prospectus by Item 103 of Regulation S-K under the Securities Act.

I express no opinion as to the laws of any jurisdiction other than the DGCL and the Federal laws of the United States of America, as currently in effect, in each case that in my experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company.

The opinions expressed herein are solely for your benefit and, without my prior written consent, neither my opinions nor this opinion letter may be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to my attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Executive Vice President and General Counsel

Schedule A

[Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming.]1

[1]	To be updated as necessary.

EXHIBIT C

[FORM OF LOCK-UP AGREEMENT]

May 28, 2014

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

The undersigned understands that Citigroup Global Markets Inc. (“Citigroup”) and Barclays Capital Inc. (together with Citigroup, each an “Underwriter” and collectively, the “Underwriters”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”) and Explorer Coinvest LLC (the “Selling Shareholder”), providing for the secondary offering (“Offering”) by the Underwriters of shares (the “Shares”) of the Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters to participate in the Offering, the undersigned hereby agrees that, for so long as the undersigned is an employee or director of the Company or would be required to report a disposition under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (but in any case for no longer than the restricted period or any extension thereof), without the prior written consent of each Underwriter, the undersigned will not, during the period commencing on the date hereof and ending 60 days (the “restricted period”) after the date of the final prospectus supplement relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of

Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock by bona fide gift, will or intestacy, (c) distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the undersigned and partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned, (d) distributions of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (e) dispositions of shares of Common Stock to the Company (A) solely to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock, the vesting of restricted shares of Common Stock, or the settling of restricted stock, provided that in the related Form 4 the undersigned notes in a footnote that such transfer was undertaken solely to satisfy tax withholding obligations or (B) in connection with the rights of the Company to cause the undersigned to sell shares of Common Stock in effect on the date hereof, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period and no filing or other public announcement shall be required or shall be voluntarily made during the restricted period (as the same may be extended as provided herein) by the undersigned or the Company as a result of the establishment of any such plan, (g) the transfer of shares of Common Stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, May 28, 2014, (h) the transfer of shares of Common Stock (but excluding, for the avoidance of doubt, shares of Common Stock directly owned by Explorer Coinvest LLC and its affiliates) in an aggregate amount not to exceed, together with all shares of Common Stock transferred by the Company’s executive officers and directors subject to a “lock-up” in connection with the Offering, 150,000 shares of Common Stock (which aggregate amount shall not be deemed to include transfers of shares of Common Stock by any such directors or executive officers in reliance upon any other clause hereof), (i) cashless exercises of options pursuant to the Company’s Officers’ Rollover Stock Plan or Amended and Restated Equity Incentive Plan, provided that the shares of Common Stock issued to and retained by the undersigned as a result thereof shall be subject to this agreement or (j) transfers of shares of Common Stock or any security convertible into Common Stock to a tax-exempt non-profit organization (but, for the avoidance of doubt, in an aggregate amount not to exceed, together with sales by the undersigned during any 90-day period, the volume permitted to be sold by the undersigned pursuant to Rule 144(e) of the Securities Act of 1933, as amended) and provided that such transfers shall not be voluntarily reported on a Form 4; provided, that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (1) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period (other than a Form 5 required to be filed within the 45 calendar days following March 31, 2015 and filed during such 45 calendar day period or thereafter). For the purposes of this agreement, “immediate family” shall include any spouse, or any lineal ancestor or descendent, niece, nephew, adopted child, or sibling of him or her or of such spouse, niece, nephew or adopted child. In addition, the undersigned agrees that, without the prior written consent of each Underwriter, it will not, during the period commencing on the date hereof and ending upon expiration of the restricted period (as the same may be extended as provided herein), make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if either Underwriter is unable to publish or distribute research reports on the Company pursuant to Rule 139 under the Securities Act and/or Rule 2711 of the National Association of Securities Dealers, and:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify you of any earnings release, material news or material event that may give rise to an extension of the 60-day restricted period.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT D

[Booz Allen Hamilton Holding Corporation Letterhead]

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

Dated: May 28, 2014

Ladies and Gentlemen:

I, Samuel R. Strickland, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, of Booz Allen Hamilton Holding Corporation (the “Company”), have responsibility for financial matters with respect to the Company.

Reference is made to the underwriting agreement, dated May 28, 2014, by and among the Company, Explorer Coinvest LLC and the several underwriters party thereto (the “Underwriting Agreement”). This certificate is being delivered pursuant to Section 6(h) of the Underwriting Agreement. Capitalized terms used herein that are not otherwise defined have the meaning given to them in the Underwriting Agreement.

I hereby certify that the financial information included in the Time of Sale Prospectus and circled in Exhibit A attached hereto has been compared to or computed from, and found to be in agreement with: (i) the Company’s general ledger or other accounting books and records for the periods indicated; or (ii) a schedule or report prepared by the Company from the Company’s accounting or operational records.

[Signature Page Follows]

By:

Name:	Samuel R. Strickland
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

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